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Exhibit 99.2

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                           , 2015, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Level 3 Financing, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021

LETTER OF TRANSMITTAL

for

5.375% Senior Notes of Level 3 Financing, Inc. due 2025

Guaranteed by Level 3 Communications, Inc.
and Level 3 Communications, LLC

Exchange Agent:

The Bank of New York Mellon Trust Company, N.A.

By Facsimile:
732-667-9408

Confirm by Telephone:
315-414-3317

By Mail, Hand or Courier:
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attention: Pamela J. Adamo

        Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

        PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW

        Capitalized terms used in this Letter of Transmittal and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount at maturity of Original Notes on a separate signed schedule and affix that schedule to this Letter of Transmittal.

 BOX 1

TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(1)	Principal Amount of Original Notes	Principal Amount of Original Notes Tendered(2)

Totals:

(1)	Need not be completed if original notes are being tendered by book-entry transfer.
(2)	Unless otherwise indicated, the entire principal amount of original notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

        The undersigned acknowledges receipt of the Prospectus, dated                           , 2015 (the "Prospectus"), of Level 3 Financing, Inc. (the "Issuer"), Level 3 Communications, Inc. ("Parent") and Level 3 Communications, LLC ("Level 3 LLC" and, together with Parent, the "Guarantors") and this Letter of Transmittal, which may be amended from time to time (as amended, this "Letter"), which together constitute the offer of the Issuer and the Guarantors (the "Exchange Offer") to exchange new 5.375% Senior Notes due 2025 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Issuer's outstanding 5.375% Senior Notes due 2025 (the "Original Notes"). The Original Notes were issued and sold in transactions exempt from registration under the Securities Act.

        The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

        All holders of Original Notes who wish to tender their Original Notes must, on or prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter or a facsimile of this Letter to the Exchange Agent, in person or at the address set forth above; and (2) tender his or her Original Notes or, if a tender of Original Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the "Book-Entry Transfer Facility"), confirm such book-entry transfer (a "Book-Entry Confirmation"), in accordance with the procedures for tendering described in the Instructions to this Letter. (See Instruction 1)

        The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, CO 80021, Attention: Vice President, Investor Relations (telephone (720) 888-2501).

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Issuer and the Guarantors the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Issuer and the Guarantors, all right, title and interest in and to the Original Notes tendered.

        The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuer and the Guarantors) with respect to the tendered Original Notes, with full power of substitution, to: (a) deliver certificates for such Original Notes; (b) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Issuer upon receipt by the Exchange Agent, as the undersigned's agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Issuer and the Guarantors of the Original Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

        The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and to acquire New Notes issuable upon exchange of the tendered Original Notes, and that, when the tendered Original Notes are accepted for exchange, the Issuer and the Guarantors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes tendered.

        The undersigned agrees that acceptance of any tendered Original Notes by the Issuer and the Guarantors and the issuance of New Notes in exchange therefor shall constitute performance in full by the Issuer and Parent of their respective obligations under the registration agreement that the Issuer and Parent entered into with the initial purchasers of the Original Notes (the "Registration Agreement") and that, upon the issuance of the New Notes, the Issuer and Parent will have no further obligations or liabilities under the Registration Agreement (except in certain limited circumstances). By tendering Original Notes and executing this Letter, or effecting delivery of an agent's message in lieu thereof, the undersigned certifies that (i) any New Notes received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the New Notes, (iii) it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuer or the Guarantors nor is it a broker-dealer that acquired Original Notes directly from such persons or, if it is an affiliate (as so defined) of such persons or a broker-dealer that acquired Original Notes directly from such persons, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes.

        The undersigned acknowledges that, if it is a broker-dealer that will receive New Notes in exchange for Original Notes that were acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned understands that the Issuer and the Guarantors may accept the undersigned's tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned's right to withdraw such tender will terminate.

        All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned's heirs, legal representatives, successors, assigns, executors and administrators of the undersigned. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions included with this Letter.

        Unless otherwise indicated under "Special Delivery Instructions" below, the Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.

        The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐
CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK- ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

        By crediting Original Notes to the Exchange Agent's account at the Book- Entry Transfer Facility in accordance with the Automated Tender Offer Program ("ATOP") established by the Book-Entry Transfer Facility and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting an agent's message to the Exchange Agent in which the holder of Original Notes acknowledges and agrees to be bound by the terms of this Letter, the participant in ATOP confirms on behalf of itself and the beneficial owners of such Original Notes all provisions of this Letter applicable to it and such beneficial owners as if it had completed the information required herein and executed and transmitted this Letter to the Exchange Agent.

☐
CHECK HERE IF YOU ARE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) OF THE ISSUER OR THE GUARANTORS.

Name:

☐
CHECK HERE IF YOU ARE A BROKER-DEALER OR AN "AFFILIATE" (WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT) OF THE ISSUER OR THE GUARANTORS AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

  BOX 2

  PLEASE SIGN HERE
  WHETHER OR NOT ORIGINAL NOTES ARE BEING
  PHYSICALLY TENDERED HEREBY

X
X
(Signature(s) of Owner(s) or Authorized Signatory)	(Date)

Area Code and Telephone Number:

  This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s):

(Please Print)
Capacity:
Address(es):

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)
(Authorized Signature)
(Title)
(Name of Firm)

BOX 3

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 3 and 4)

  To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or New Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Original Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

  Issue and deliver:

  (check appropriate boxes)

  ☐    Original Notes not tendered

  ☐    New Notes, to:

Name(s):	(Please Print)

Address(es):

TIN or Social Security
Number:

BOX 4

  SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 3 and 4)

  To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or New Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

  Deliver:

  (check appropriate boxes)

  ☐    Original Notes not Tendered

  ☐    New Notes, to:

Name(s):	(Please Print)
Address(es):

 INSTRUCTIONS

FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER

        1.    Delivery of this Letter and Certificates.    This Letter is to be completed by holders (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility) of Original Notes if Original Notes are to be forwarded herewith and, unless your Original Notes are held through the Book-Entry Transfer Facility, should be accompanied by the certificates for the Original Notes. If tenders of Original Notes are to be made by book-entry transfer to an account maintained by the Exchange Agent at the Book-Entry Transfer Facility pursuant to the procedures set forth in "The Exchange Offer—How to Tender" in the Prospectus and in accordance with ATOP, a tendering holder will become bound by the terms and conditions hereof in accordance with the procedures established under ATOP and need not deliver a letter of transmittal if an agent's message is transmitted in lieu thereof. Delivery of this Letter and any other required documents should be made to the Exchange Agent. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent. The method of delivery of this Letter, certificates for Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the right to waive any of the conditions of the Exchange Offer or any defects or irregularities in tenders of any particular holder of Original Notes whether or not similar defects or irregularities are waived in the cases of other holders of Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

        None of the Issuer, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

        2.    Partial Tenders; Withdrawals.    If less than the entire principal amount of any Original Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 4, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

        If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To be effective with respect to the tender of Original Notes, a written or facsimile transmission notice of withdrawal must: (i) be received by the Exchange Agent at its address set forth above before 5:00 p.m., New York City time, on the Expiration Date; (ii) specify the person named in the applicable letter of transmittal as having tendered Original Notes to be withdrawn; (iii) specify the certificate numbers of Original Notes to be withdrawn; (iv) specify the principal amount of Original Notes to be withdrawn, which must be an authorized denomination; (v) state that the holder is withdrawing its election to have those Original Notes exchanged; (vi) state the name of the registered holder of those Original Notes; and (vii) be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn.

        3.    Signatures on this Letter; Assignments; Guarantee of Signatures.    If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.

        If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

        If this Letter is signed by the holder of record and (i) the entire principal amount of the holder's Original Notes are tendered; and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

        If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Issuer of their authority to so act must be submitted, unless waived by the Issuer.

        Signatures on this Letter must be guaranteed by an Eligible Institution, unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, "Eligible Institutions"). If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

        4.    Special Issuance and Delivery Instructions.    Tendering holders should indicate, in Box 3 or 4, as applicable, the name and address to which the New Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

        5.    Transfer Taxes.    The Issuer and/or the Guarantors will pay all transfer taxes, if any, applicable to the transfer of Original Notes to them or their order pursuant to the Exchange Offer. If, however, the New Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Original Notes to the Issuer and the Guarantors or their order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

        Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

        6.    Waiver of Conditions.    The Issuer reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Original Notes tendered.

        7.    Mutilated, Lost, Stolen or Destroyed Certificates.    Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

        8.    Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

        IMPORTANT: This Letter (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent on or before the Expiration Date of the Exchange Offer (as described in the Prospectus).

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  Exhibit 99.2
BOX 1 TO BE COMPLETED BY ALL TENDERING HOLDERS
INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER